AGREEMENT AND PLAN
                              OF REORGANIZATION


                                 BY AND AMONG


                        GRANITE STATE BANKSHARES, INC.

                                 GRANITE BANK


                                     and


                                PRIMARY BANK


                               APRIL 29, 1997


                    AGREEMENT AND PLAN OF REORGANIZATION

                              TABLE OF CONTENTS

                                                             Page

AGREEMENT AND PLAN OF REORGANIZATION . . . . . . . . . . . . . .1

BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . . . .1

                                  ARTICLE I
                             CERTAIN DEFINITIONS

Section 1.01  Definitions. . . . . . . . . . . . . . . . . . . .1

                                 ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PRIMARY BANK

Section 2.01  Organization . . . . . . . . . . . . . . . . . . .6

Section 2.02  Capitalization . . . . . . . . . . . . . . . . . .6

Section 2.03  Authority; No Violation. . . . . . . . . . . . . .7

Section 2.04  Consents . . . . . . . . . . . . . . . . . . . . .8

Section 2.05  Financial Statements . . . . . . . . . . . . . . .9

Section 2.06  Taxes. . . . . . . . . . . . . . . . . . . . . . .9

Section 2.07  No Material Adverse Effect . . . . . . . . . . . 10

Section 2.08  Contracts. . . . . . . . . . . . . . . . . . . . 10

Section 2.09  Ownership of Property; Insurance Coverage. . . . 11

Section 2.10  Legal Proceedings. . . . . . . . . . . . . . . . 12

Section 2.11  Compliance With Applicable Law . . . . . . . . . 12

Section 2.12  ERISA. . . . . . . . . . . . . . . . . . . . . . 13

Section 2.13  Brokers, Finders and Financial Advisors. . . . . 14

Section 2.14  Environmental Matters. . . . . . . . . . . . . . 14

Section 2.15  Loan Portfolio . . . . . . . . . . . . . . . . . 14

Section 2.16  Information to be Supplied . . . . . . . . . . . 15

Section 2.17  Securities Documents . . . . . . . . . . . . . . 15

Section 2.18  Related Party Transactions . . . . . . . . . . . 15

Section 2.19  Schedule of Termination Benefits . . . . . . . . 15

Section 2.20  Loans. . . . . . . . . . . . . . . . . . . . . . 16

Section 2.21  Antitakeover Provisions Inapplicable . . . . . . 16

                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF GRANITE STATE

Section 3.01  Organization . . . . . . . . . . . . . . . . . . 16

Section 3.02  Capitalization . . . . . . . . . . . . . . . . . 17

Section 3.03  Authority; No Violation. . . . . . . . . . . . . 18

Section 3.04  Consents . . . . . . . . . . . . . . . . . . . . 19

Section 3.05  Financial Statements . . . . . . . . . . . . . . 19

Section 3.06  Taxes. . . . . . . . . . . . . . . . . . . . . . 20

Section 3.07  No Material Adverse Effect . . . . . . . . . . . 20

Section 3.08  Ownership of Property; Insurance Coverage. . . . 20

Section 3.09  Legal Proceedings. . . . . . . . . . . . . . . . 20

Section 3.10  Compliance With Applicable Law . . . . . . . . . 21

Section 3.11  Information to be Supplied . . . . . . . . . . . 21

Section 3.12  ERISA and Employment Arrangements. . . . . . . . 22

Section 3.13  Securities Documents . . . . . . . . . . . . . . 22

Section 3.14  Environmental Matters. . . . . . . . . . . . . . 23

Section 3.15  Loan Portfolio . . . . . . . . . . . . . . . . . 23

Section 3.16  Brokers, Finders and Financial Advisors. . . . . 23

Section 3.17  Loans. . . . . . . . . . . . . . . . . . . . . . 23

Section 3.18 Antitakeover Provisions Inapplicable. . . . . . . 24

                                 ARTICLE IV
                           COVENANTS OF THE PARTIES

Section 4.01  Conduct of Primary Bank's Business . . . . . . . 24

Section 4.02  Access; Confidentiality. . . . . . . . . . . . . 27

Section 4.03  Regulatory Matters and Consents. . . . . . . . . 28

Section 4.04  Taking of Necessary Action . . . . . . . . . . . 29

Section 4.05  Certain Agreements . . . . . . . . . . . . . . . 29

Section 4.06  No Other Bids and Related Matters. . . . . . . . 31

Section 4.07  Duty to Advise;  Duty to Update
              Primary Bank's Disclosure Schedule . . . . . . . 32

Section 4.08  Conduct of Granite State's Business. . . . . . . 32

Section 4.09  Board and Committee Minutes. . . . . . . . . . . 33

Section 4.10  Undertakings by Granite State and Primary Bank . 33

Section 4.11  Employee and Termination Benefits;
              Directors and Management . . . . . . . . . . . . 35

Section 4.12  Duty to Advise; Duty to Update
              Granite State's Disclosure Schedule  . . . . . . 37

Section 4.13  Affiliate Letter . . . . . . . . . . . . . . . . 37

                                  ARTICLE V
                                  CONDITIONS

Section 5.01  Conditions to Primary Bank's Obligations
              under this Agreement.. . . . . . . . . . . . . . 37

Section 5.02  Conditions to Granite State's Obligations
              under this Agreement. .  . . . . . . . . . . . . 39

                                 ARTICLE VI
                      TERMINATION, WAIVER AND AMENDMENT

Section 6.01  Termination. . . . . . . . . . . . . . . . . . . 41

Section 6.02  Effect of Termination. . . . . . . . . . . . . . 42

                                 ARTICLE VII
                                MISCELLANEOUS

Section 7.01  Expenses . . . . . . . . . . . . . . . . . . . . 42

Section 7.02  Non-Survival of Representations and Warranties . 42

Section 7.03  Amendment, Extension and Waiver. . . . . . . . . 42

Section 7.04  Entire Agreement . . . . . . . . . . . . . . . . 43

Section 7.05  No Assignment. . . . . . . . . . . . . . . . . . 43

Section 7.06  Notices. . . . . . . . . . . . . . . . . . . . . 43

Section 7.07  Captions . . . . . . . . . . . . . . . . . . . . 44

Section 7.08  Counterparts . . . . . . . . . . . . . . . . . . 44

Section 7.09  Severability . . . . . . . . . . . . . . . . . . 44

Section 7.10  Governing Law. . . . . . . . . . . . . . . . . . 44

Annex A       Agreement and Plan of Merger
Exhibit 1     Granite State Directors' Agreement
Exhibit 2     Primary Bank's Affiliate Agreement
Exhibit 3     Stock Option Agreement
Exhibit 4     Form of Opinion of Granite State's Counsel
Exhibit 5     Form of Tax Opinion of Granite State's Counsel
Exhibit 6     Form of Opinion of Primary Bank's Counsel


                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this
"Agreement"), dated as of April 29, 1997, is by and among PRIMARY
BANK ("Primary Bank"), a New Hampshire guaranty (stock) savings bank, GRANITE BANK ("Granite Bank"), a New Hampshire bank, and
GRANITE STATE BANKSHARES, INC. ("Granite State"), a New
Hampshire corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

                                 WITNESSETH

     WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of the respective stockholders to consummate the business combination transaction contemplated herein in which Primary Bank, subject to the terms and conditions set forth herein, shall be merged with and into Granite Bank (the "Merger") pursuant to an Agreement and Plan of Merger in the form attached hereto as Annex A
("Plan of Merger"); and

     WHEREAS, in connection with the execution of this Reorganization Agreement, Primary Bank and Granite State have entered into a Stock
Option Agreement (the "Stock Option Agreement") dated as of even date herewith pursuant to which Primary Bank will grant Granite State the right to purchase certain shares of Primary Bank Common Stock; and

     WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with Merger, and the other transactions contemplated by this Agreement, the Plan of Merger and the Stock Option Agreement
(collectively, the "Merger Documents").

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                             CERTAIN DEFINITIONS

     Section 1.01 Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

          "Agreement" means this agreement, and any amendment or supplement hereto.

          "Applicable Exchange Ratio" shall have the meaning given to such term in the Plan of Merger.

          "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

          "BHC Act" means the Bank Holding Company Act of 1956, as amended.

          "Closing Date" means the date determined by Granite State, in its sole discretion, upon five (5) days prior written notice to Primary Bank, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as Granite State and Primary Bank shall agree.

          "Commissioner" shall mean the New Hampshire State Bank
     Commissioner.

          "Effective Date" means the date upon which the articles of merger or share exchange are filed with the appropriate New
     Hampshire authorities, and shall be the same as the Closing Date.

          "Environmental Laws" means any Federal or state law, statute, rule, regulation, code, order, judgement, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or
     (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

          "FDIA" means the Federal Deposit Insurance Act, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FRB" means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, as applicable.

          "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

          "Granite State Common Stock" has the meaning given to that term in Section 3.02(a) of this Agreement.

          "Granite State Disclosure Schedules" means the disclosure schedules delivered by Granite State to Primary Bank pursuant to
     Article III of this Agreement.

          "Granite State Financials" means (i) the audited consolidated financial statements of Granite State as of December 31, 1996 and for the three years ended December 31, 1996, including the notes thereto,
     (ii) the unaudited interim consolidated financial statements of Granite State as of each calendar quarter thereafter included in Securities Documents filed by Granite State, and (iii) the preliminary unaudited consolidated financial statements of Granite State as of March 31, 1997, including the preliminary notes thereto.

          "Granite State Option" means the option granted to Granite State to acquire shares of Primary Bank Common Stock referenced in the recitals to this Agreement.

          "Granite State Regulatory Reports" means the Annual Reports of Granite State on Form FR Y-6, any Current Report of Granite State on Form FR Y-9C and FR Y-LP filed with the FRB from December
     31, 1995 through the Closing Date and the Reports of Condition and Income of Granite Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1995, through the Closing Date.

          "Granite State Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Granite State or Granite Bank, except any corporation the stock of which is held as security by Granite Bank in the ordinary course of its lending activities.

          "IRC" means the Internal Revenue Code of 1986, as amended.

          "IRS" means the Internal Revenue Service.

          "Material Adverse Effect" shall mean, with respect to Granite
     State or Primary Bank, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the respective investment portfolios of Granite State or Primary Bank resulting from a change in interest rates generally or (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, including any changes affecting the Bank Insurance Fund or the Savings
     Association Insurance Fund.

          "Merger" means the merger of Primary Bank with and into Granite Bank, with Granite Bank surviving such merger, contemplated by the Plan of Merger.

          "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

          "Plan of Merger" is the Agreement and Plan of Merger by and between Primary Bank and Granite Bank.

          "Primary Bank Common Stock" means the common stock of Primary Bank described in Section 2.02(a).

          "Primary Bank Disclosure Schedules" means the disclosure schedules delivered by Primary Bank to Granite State pursuant to
     Article II of this Agreement.

          "Primary Bank Financials" means (i) the audited consolidated financial statements of Primary Bank as of December 31, 1996 and for the three years ended December 31, 1996, including the notes thereto,
     (ii) the unaudited interim consolidated financial statements of Primary Bank as of each calendar quarter thereafter included in Securities Documents filed by Primary Bank and (iii) the unaudited preliminary consolidated financial statements of Primary Bank as of March 31, 1997, including the preliminary notes thereto.

          "Primary Bank's knowledge" or similar terms with respect to Primary Bank, means the actual knowledge of the following individuals: Christopher J. Flynn, Michael J. Janosco Jr., and Charles P. Monaghan.

          "Primary Bank Regulatory Reports" means the Reports of
     Condition and Income of Primary Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1995, through the Closing Date.

          "Primary Bank Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Primary Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of Primary Bank.

          "Prospectus/Proxy Statement" means the prospectus/proxy statement, together with any supplements thereto, to be transmitted to holders of Primary Bank Common Stock and Granite State Common
     Stock in connection with the transactions contemplated by this Agreement.

          "Registration Statement" means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Granite State Common Stock to be issued in connection with the transactions contemplated by this Agreement.

          "Regulatory Agreement" has the meaning given to that term in
     Section 2.11 of this Agreement.

          "Regulatory Authority" means any agency or department of any federal or state government, including without limitation the Commissioner, the FDIC, the FRB, the SEC or the respective staffs thereof.

          "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

          "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

          "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

          "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Granite Bank or Primary Bank, as the case may be, in the ordinary course of its lending activities.

                                 ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PRIMARY BANK

     Primary Bank represents and warrants to Granite State that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II), except as set forth in the Primary Bank Disclosure Schedules delivered by Primary Bank to
Granite State on the date hereof. Primary Bank has made a good faith effort to ensure that the disclosure on each schedule of the Primary Bank
Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Primary Bank Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 2.01 Organization.

     (a) Primary Bank is a duly organized guaranty (stock) savings bank, validly existing and in good standing under the laws of New Hampshire, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Primary Bank.

     (b) There are no Primary Bank Subsidiaries other than those identified in the Primary Bank Disclosure Schedule 2.01.

     (c) The deposits of Primary Bank are insured by the Bank Insurance Fund of the FDIC to the maximum extent provided in the FDIA, and Primary Bank has paid all premium assessments that have come due and has filed all material reports required by the FDIA. Primary Bank is a member in good standing of the Federal Home Loan Bank of Boston and owns the requisite amount of stock therein.

     (d) Except as disclosed in Primary Bank Disclosure Schedule 2.01, the respective minute books of Primary Bank and each Primary Bank
Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     (e) Prior to the date of this Agreement, Primary Bank has delivered to Granite State true and correct copies of the articles of agreement and bylaws of Primary Bank.

     Section 2.02 Capitalization.

     (a)  The authorized capital stock of Primary Bank consists of
(a) 5,000,000 shares of common stock, $0.01 par value ("Primary Bank
Common Stock"), of which 2,085,958 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and
(b) 1,000,000 shares of preferred stock, $0.01 par value, none of which are issued or outstanding. Neither Primary Bank nor any Primary Bank
Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Primary Bank Common Stock, Primary Bank preferred stock or any other security of Primary Bank or any securities representing the right to vote, purchase or otherwise receive any shares of Primary Bank Common Stock, Primary Bank preferred stock or any other security of Primary Bank, other than shares issuable under the Granite State Option and other than as set forth in reasonable detail in the Primary Bank Disclosure Schedule 2.02. Primary Bank Disclosure Schedule 2.02 sets forth the name of each holder of options to purchase Primary Bank
Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, and the exercise price relating to the options held. Primary Bank Disclosure Schedule 2.02 also sets forth the names of the holders of any unvested awards of Primary Bank Common
Stock under the Peterborough Savings Bank Recognition and Retention
Plan for Outside Directors and the Peterborough Savings Bank Recognition and Retention Plan for Officers and Employees, the number of shares underlying such awards, and the vesting periods relating thereto.

     (b) Except as set forth in the Primary Bank Disclosure Schedule 2.02, neither Primary Bank, nor any Primary Bank Subsidiary, owns any equity interest, directly or indirectly, in any other company or controls any other company, except for equity interests held by Primary Bank in a fiduciary capacity, and equity interests owned in connection with the commercial lending activities of Primary Bank. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Primary Bank with respect to any other company's capital stock or the equity of any other Person.

     (c) To Primary Bank's knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Primary Bank Common Stock, except as disclosed in the Primary Bank Disclosure Schedule 2.02.

     Section 2.03 Authority; No Violation.

     (a) Primary Bank has full corporate power and authority to execute and deliver this Agreement and, subject to the approval by the requisite vote of the shareholders of Primary Bank and the approvals of the Regulatory Authorities described in Section 3.04 hereof, to complete the transactions contemplated hereby. Primary Bank has full corporate power and authority to execute and deliver the Plan of Merger and, subject to the approval by the requisite vote of the shareholders of Primary Bank and the approvals of the Regulatory Authorities described in Section 3.04 hereof, to consummate the Merger. The execution and delivery of this Agreement by Primary Bank and the completion by Primary Bank of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Primary
Bank and, except for approval by the requisite vote of the shareholders of Primary Bank, no other corporate proceedings on the part of Primary Bank are necessary to approve this Agreement, the Plan of Merger, and complete the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Primary Bank and, subject to approval of the requisite vote of the shareholders of Primary Bank and receipt of the required approvals from Regulatory Authorities described in
Section 3.04 hereof (and assuming the due authorization, execution and delivery by both Granite State and Granite Bank), constitutes the valid and binding obligation of Primary Bank, enforceable against Primary Bank in accordance with its terms, subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Plan of Merger, upon its execution and delivery by Primary Bank concurrently with the execution and delivery of this Agreement, and subject to approval of the requisite vote of the shareholders of Primary Bank and receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof (and assuming the due authorization, execution and delivery by both Granite State and Granite
Bank), will constitute the valid and binding obligation of Primary Bank, enforceable against Primary Bank in accordance with its terms, subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b)  (A) The execution and delivery of this Agreement by Primary
Bank, (B) the execution and delivery of the Plan of Merger by Primary
Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Primary Bank's and Granite State's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and (D) compliance by Primary Bank with any of the terms or provisions hereof or of the Plan of Merger, will not
(i) conflict with or result in a breach of any provision of the articles of agreement or bylaws of Primary Bank or any Primary Bank Subsidiary; (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, or to Primary Bank's knowledge, judgment, order, writ, decree or injunction applicable to Primary Bank or any Primary Bank Subsidiary or any of their respective properties or assets; or (iii) except as set forth in the Primary Bank Disclosure Schedule 2.03, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Primary Bank or any Primary Bank Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Primary Bank or any Primary Bank Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Primary Bank and its Subsidiaries taken as a whole.

     Section 2.04 Consents. Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement and the Plan of Merger by the requisite vote of the shareholders of Primary Bank, and by the requisite vote of the Primary Bank Board of Directors, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to Primary Bank's knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement or the Plan of Merger by Primary Bank, and (b) the completion by Primary Bank of the transactions contemplated hereby or by the Plan of Merger.

     Section 2.05 Financial Statements.

     (a) Primary Bank has previously delivered to Granite State the Primary Bank Regulatory Reports. The Primary Bank Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of Primary Bank as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     (b) Primary Bank has previously delivered to Granite State the Primary Bank Financials. The Primary Bank Financials have been, or will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of Primary Bank and the Primary Bank
Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form F-4.

     (c) At the date of each balance sheet included in the Primary Bank Financials or the Primary Bank Regulatory Reports, Primary Bank did not have, or will not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Primary Bank Financials or Primary Bank Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     Section 2.06 Taxes. Primary Bank and the Primary Bank Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Primary Bank has duly filed all federal, state and material local tax returns required to be filed by or with respect to Primary Bank and all Primary Bank Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Primary Bank and any Primary Bank Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.

     Section 2.07. No Material Adverse Effect. Primary Bank and the
Primary Bank Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 1996.

     Section 2.08.  Contracts.

     (a) Except as described in the footnotes to the audited consolidated financial statements of Primary Bank as of December 31, 1996, and for the three years ended December 31, 1996, or in Primary Bank Disclosure
Schedule 2.08(a), neither Primary Bank nor any Primary Bank Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Primary Bank or any Primary Bank Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Primary Bank or any Primary Bank Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Primary Bank or any Primary Bank Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by Primary Bank; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Primary Bank or any Primary
Bank Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Primary Bank acceptances, Federal Home Loan Bank of Boston advances, and
"treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Granite State or any Granite State Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of Primary Bank to engage in any type of banking or bank-related business which Primary Bank is permitted to engage in under applicable law as of the date of this Agreement.

     (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a), have been provided to Granite State on or before the date hereof, are listed on Primary Bank Disclosure
Schedule 2.08(a) and are in full force and effect on the date hereof and neither Primary Bank nor any Primary Bank Subsidiary (nor, to the
knowledge of Primary Bank, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to Primary Bank. Except as set forth in the Primary Bank Disclosure Schedule 2.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in Primary Bank Disclosure Schedule 2.08(b), none of the employees (including officers) of Primary Bank, possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in Primary Bank Disclosure Schedule 2.08(b), no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Primary Bank or any Primary Bank Subsidiary is a party or under which Primary Bank or any Primary Bank Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in Primary Bank Disclosure
Schedule 2.08(b), no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Primary Bank or any
Primary Bank Subsidiary absent the occurrence of a subsequent event; or (y) requires Primary Bank or any Primary Bank Subsidiary to provide a benefit in the form of Primary Bank Common Stock or determined by reference to
the value of Primary Bank Common Stock.   No such agreement, plan or
arrangement with respect to officers of Primary Bank, or to Primary Bank's knowledge, to its employees, provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G.
No limited rights (as such term is defined in the Primary Bank stock option plans identified in Disclosure Schedule 2.08(a)) have been granted with respect to any employee or director stock option that is outstanding as of the date of this Agreement.

     Section 2.09  Ownership of Property; Insurance Coverage.

     (a) Except as disclosed in Primary Bank Disclosure Schedule 2.09, Primary Bank and the Primary Bank Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by Primary Bank or any Primary Bank Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Primary Bank Regulatory Reports and in the Primary Bank Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to any Federal Reserve Bank or any Federal Home Loan Bank, inter-bank credit facilities, or any transaction by a Primary Bank Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article IV. Primary Bank and the Primary Bank Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Primary Bank and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in Primary Bank Disclosure Schedule 2.09, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the Primary Bank Financials.

     (b) With respect to all material agreements pursuant to which Primary Bank or any Primary Bank Subsidiary has purchased securities subject to an agreement to resell, if any, Primary Bank or such Primary Bank Subsidiary, as the case may be, has a lien or security interest (which to Primary Bank's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (c) Primary Bank currently maintains insurance considered by Primary Bank to be reasonable for their respective operations and similar in scope and coverage to that customarily maintained by other businesses similarly engaged in a similar location, in accordance with good business practice. Primary Bank has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Primary Bank under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Primary Bank has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

     Section 2.10 Legal Proceedings. Except as disclosed in Primary Bank Disclosure Schedule 2.10, neither Primary Bank nor any Primary Bank
Subsidiary is a party to any, and there are no pending or, to the best of Primary Bank's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Primary Bank or any Primary Bank Subsidiary, (ii) to which Primary Bank or any
Primary Bank Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Primary Bank to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Primary Bank and the Primary Bank Subsidiaries, taken as a whole.

     Section 2.11 Compliance With Applicable Law.

     (a) Primary Bank and Primary Bank Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect on Primary Bank and the Primary
Bank Subsidiaries, taken as a whole.

     (b) Except as disclosed in Primary Bank Disclosure Schedule 2.11, neither Primary Bank nor any Primary Bank Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Primary Bank or any Primary Bank Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Primary Bank or any Primary Bank Subsidiary; (iii) requiring or threatening to require Primary Bank or any Primary Bank Subsidiary, or indicating that Primary Bank or any Primary Bank Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Primary Bank or any Primary Bank Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Primary Bank or any Primary Bank Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Primary Bank nor any Primary Bank Subsidiary has consented to or entered into any currently effective Regulatory Agreement, except as set forth in Primary Bank Disclosure Schedule 2.11.

     Section 2.12 ERISA. Primary Bank has previously delivered to Granite State true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, settlement plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in Primary Bank Disclosure Schedule 2.12, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Primary Bank or any Primary Bank Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Primary Bank nor any Primary Bank Subsidiary maintains or has maintained within the last six (6) years any pension plan subject to Title IV of ERISA. Neither Primary Bank, any Primary Bank Subsidiary nor any other pension plan maintained by Primary
Bank or any Primary Bank Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Primary Bank. Neither Primary Bank nor any Primary Bank Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section
406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Primary Bank or any Primary Bank Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Primary Bank. Primary Bank and the Primary Bank Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance in all material respects with
Section 1862(b)(1) of the Social Security Act. With respect to the outstanding loan to Primary Bank's employee stock ownership plan, as of March 31, 1997, the principal amount outstanding does not exceed
$300,000.

     Section 2.13 Brokers, Finders and Financial Advisors. Except for Primary Bank's engagement of Northeast Capital and Advisory, Inc. ("Northeast Capital") in connection with transactions contemplated by this Agreement, neither Primary Bank nor any Primary Bank Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or the Plan of Merger, or, except for its commitments disclosed in Primary Bank Disclosure Schedule 2.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or the Plan of Merger, which has not been reflected in the Primary Bank Financials.

     Section 2.14. Environmental Matters. To the knowledge of Primary
Bank, neither Primary Bank nor any Primary Bank Subsidiary, nor any properties owned or operated by Primary Bank or any Primary Bank
Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, has resulted, or will result, in a Material Adverse Effect with respect to Primary Bank and its Subsidiaries taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or, to Primary Bank's knowledge, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Primary Bank, threatened, relating to the liability of any property owned or operated by Primary Bank or any Primary Bank Subsidiary under any Environmental Law. Primary Bank Disclosure
Schedule 2.14 identifies all material reports, studies, sampling data, permits, and governmental filings in the possession of or reasonably available to Primary Bank or any Primary Bank Subsidiary concerning the Environmental Laws and Primary Bank or any Primary Bank Subsidiary or any of their current or former properties or operations.

     Section 2.15. Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the Primary Bank Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Primary Bank Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria. Primary Bank Disclosure Schedule 2.15 sets forth all loans that are classified by Primary Bank or any state or federal bank regulatory or supervisory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans, by category.

     Section 2.16. Information to be Supplied. The information to be supplied by Primary Bank for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Primary Bank for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 2.17. Securities Documents. Primary Bank has delivered to
Granite State copies of its (i) annual reports on Form F-2 for the years ended December 31, 1996, 1995 and 1994, (ii) quarterly reports on Form F-4 for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1996, 1995 and 1994. Such reports and such proxy materials complied, at the time filed with the FDIC, in all material respects, with the FDIC rules and regulations under the Exchange Act.

        Section 2.18. Related Party Transactions. Except as disclosed in Primary Bank Disclosure Schedule 2.18, or as described in Primary Bank's Proxy Statement distributed in connection with the 1997 annual meeting of shareholders (which has previously been provided to Granite State), Primary Bank is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Primary Bank (except a Primary Bank Subsidiary). Except as disclosed in Primary Bank Disclosure Schedule 2.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on Primary Bank Disclosure Schedule 2.18, no loan or credit accommodation to any Affiliate of Primary Bank is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Primary Bank has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Primary Bank is inappropriate.

     Section 2.19. Schedule of Termination Benefits.  Primary Bank
Disclosure Schedule 2.19 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire Primary Bank Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by Primary Bank solely for the benefit of officers or directors of Primary Bank or Primary Bank Subsidiaries (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 1997 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

     Section 2.20. Loans. Each loan reflected as an asset in the Primary
Bank Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, to Primary Bank's knowledge has been secured by valid liens and security interests which have to Primary Bank's knowledge been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Primary Bank and the Primary Bank Subsidiaries taken as a whole.

     Section 2.21. Antitakeover Provisions Inapplicable. Except as set forth on Primary Bank Disclosure Schedule 2.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

                               ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF GRANITE STATE

     Granite State represents and warrants to Primary Bank that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Granite State Disclosure Schedules delivered by Granite State to Primary Bank on the date hereof. Granite State has made a good faith effort to ensure that the disclosure on each schedule of the Granite State Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Granite State Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 3.01. Organization.

     (a) Granite State is a duly organized corporation, validly existing and in good standing under the laws of New Hampshire, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Granite State. Granite State is registered as a bank holding company under the BHC Act. Granite State has made available to Primary Bank true and correct copies of its articles of agreement and bylaws.

     (b) Granite Bank is duly organized and validly existing as a bank under the laws of the State of New Hampshire. Granite Bank has the corporate power and authority to carry on its business and operations as now being conducted, and to own and operate the properties and assets now owned and being operated by it, and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Granite State.

     (c) The deposits of Granite Bank are insured by the FDIC to the maximum extent provided in the FDIA, and Granite Bank has paid all premium assessments that have come due and has filed all reports required by the FDIA. Granite Bank is a member in good standing of the Federal Home Loan Bank of Boston and owns the requisite amount of stock therein.

     (d)  Except as disclosed in Granite State Disclosure Schedule
3.01(d), the respective minute books of Granite State and Granite Bank accurately record in all material respects all material corporate action of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     (e) Prior to the date of this Agreement, Granite State has delivered to Primary Bank true and correct copies of the articles of agreement and the bylaws of Granite State and Granite Bank, respectively, as in effect on the date hereof.

     Section 3.02 Capitalization.

     (a) The authorized capital stock of Granite State consists of (a) 12,500,000 shares of common stock, par value $1.00 per share ("Granite
State Common Stock"), of which, at the date of this Agreement, 2,632,473 shares are validly issued, fully paid and nonassessable and 613,457 shares are held by Granite State as treasury stock, and (b) 7,500,000 shares of preferred stock, par value $1.00 per share, of which, at the date of this Agreement, no shares of were issued and outstanding. No shares of Granite State Common Stock were issued in violation of any preemptive rights.
Granite State has no Rights authorized, issued or outstanding, other than (i) options to acquire 258,160 shares of Granite State Common Stock are reserved for issuance and authorized under Granite State's employee benefit plans and stock option plans, and (ii) shares issuable as a result of the 3-for-2 stock split to be paid by Granite State on May 9, 1997.

     (b) To Granite State's knowledge, except as disclosed in Granite State's proxy statement dated March 24, 1997, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Granite State Common Stock.

     (c) Granite State owns all of the capital stock of Granite Bank, free and clear of any lien or encumbrance. Except for the Granite State Subsidiaries, Granite State does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of Granite State Subsidiaries, equity interests held by Granite State Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of Granite State Subsidiaries.

     Section 3.03 Authority; No Violation.

     (a) Granite State has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Granite Bank has full corporate power and authority to execute and deliver the Plan of Merger and to consummate the Bank
Merger. The execution and delivery of this Agreement by Granite State and the completion by Granite State of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Granite
State and, except for approval of the shareholders of Granite State, no other corporate proceedings on the part of Granite State are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Granite State and, subject to approval by the shareholders of Granite State and receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Granite State and Granite Bank, enforceable against Granite State and Granite Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Granite Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity. The Plan of Merger, upon its execution and delivery by Granite Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Granite Bank, enforceable against Granite Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b) (A) The execution and delivery of this Agreement by Granite State and Granite Bank, (B) the execution and delivery of the Plan of Merger by Granite Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Primary Bank's and Granite State's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (D) compliance by Granite State or Granite Bank with any of the terms or provisions hereof or of the Plan of Merger will not (i) conflict with or result in a breach of any provision of the articles of agreement or bylaws of Granite State or any Granite State Subsidiary or the articles of agreement and bylaws of Granite Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Granite State or any Granite State Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Granite State or Granite Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Granite State or Granite Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Granite State.

     Section 3.04. Consents. Except for consents, approvals, filings and registrations from or with the Commissioner, the FRB, the FDIC and SEC, and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Granite State in accordance with Nasdaq requirements applicable to it, and the approval of the Plan of Merger by Granite State as sole shareholder of Granite Bank under the FDIA, and by the Granite Bank Board of Directors, the filing of articles of merger with the Secretary of State of the State of New Hampshire pursuant to the New Hampshire Revised Statutes Annotated, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Granite State or the Plan of Merger by Granite Bank, and (b) the completion by Granite State of the transactions contemplated hereby or by Granite Bank of the Bank Merger. Granite State has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Granite State's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 3.05. Financial Statements.

     (a) Granite State has previously delivered, or will deliver, to Primary Bank the Granite State Regulatory Reports. The Granite State Regulatory Reports have been, or will be, prepared in accordance with applicable regulatory accounting principles and practices and fairly present, or will fairly present, the consolidated financial position, results of operations and changes in shareholders' equity of Granite State as of and for the periods ending on the dates thereof, in accordance with applicable regulatory accounting principles. Granite State will make the Granite State Regulatory Reports available to Primary Bank for inspection.

     (b) Granite State has previously delivered to Primary Bank the Granite State Financials. The Granite State Financials have been, or will be, prepared in accordance with GAAP and practices applied on a consistent basis throughout the periods covered by such statements, and (including the related notes where applicable) fairly present, or will fairly present (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of Granite State and the Granite State Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

     (c) At the date of each balance sheet included in the Granite State Financials, Granite State did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Granite State Financials or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

     Section 3.06. Taxes. Granite State and the Granite State Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Granite State has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Granite State and all Granite State Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Granite State and any Granite State Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

     Section 3.07. No Material Adverse Effect. Granite State has not suffered any Material Adverse Effect since December 31, 1996.

     Section 3.08.  Ownership of Property; Insurance Coverage.

     (a) Granite State and the Granite State Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by Granite State or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Granite State Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Granite State Disclosure Schedule or described in Section 4.01(v) of Article IV hereof, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Granite State and the Granite State Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Granite State and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

     (b) Granite State and the Granite State Subsidiaries currently maintain insurance in amounts considered by Granite State to be reasonable for their respective operations, and such insurance is similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Granite State nor any Granite State Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased.

     Section 3.09. Legal Proceedings. Neither Granite State nor any
Granite State Subsidiary is a party to any, and there are no pending or, to the best of Granite State's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Granite State or any Granite State Subsidiary, (ii) to which Granite State's or any Granite State Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Granite State to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse
Effect on Granite State and the Granite State Subsidiaries taken as a whole.

     Section 3.10. Compliance With Applicable Law.

     (a) Granite State and the Granite State Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on the assets, business, financial condition, business prospects or results of operations of Granite State and its Subsidiaries taken as a whole.

     (b) Neither Granite State nor any Granite State Subsidiary has received any notification or communication from any Regulatory Authority
(i) asserting that Granite State or any Granite State Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Granite State or any Granite State Subsidiary; (iii) requiring or threatening to require Granite State or any Granite State Subsidiary, or indicating that Granite State or any Granite State Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Granite State or any Granite State Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Granite State or any Granite State Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Granite State nor any Granite State Subsidiary is a party to, nor has consented to any Regulatory Agreement.

     Section 3.11. Information to be Supplied. The information to be supplied by Granite State for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Granite State for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 3.12. ERISA and Employment Arrangements. Granite State has previously made available to Primary Bank true and complete copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment and special termination agreements, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Granite State Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees
(including retired employees) and any beneficiaries thereof or directors or former directors of Granite State or any Granite State Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Granite State nor any Granite State Subsidiary, and no pension plan maintained by Granite State or any Granite State Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Granite State, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Granite State nor any Granite State Subsidiary has incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and in the past six
(6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Granite State or any Granite State Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Granite State. Granite State and the Granite State Subsidiaries provide continuation coverage under group health plans for separating employees in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

     Section 3.13. Securities Documents. Granite State has delivered, or will deliver, to Primary Bank copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1996, 1995, and 1994, (ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and (iii) proxy statement dated March 24,
1997 used in connection with its annual meeting of shareholders held in April 1997. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

     Section 3.14. Environmental Matters.  To the knowledge of Granite
State, neither Granite State nor any Granite State Subsidiary, nor any properties owned or operated by Granite State or any Granite State
Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, has resulted, or will result, in a Material Adverse Effect with respect to Granite State and its Subsidiaries taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or, to Granite State's knowledge, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Granite State, threatened, relating to the liability of any property owned or operated by Granite State or any Granite State Subsidiary under any Environmental Law.

     Section 3.15. Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the Granite State Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Granite State Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

     Section 3.16. Brokers, Finders and Financial Advisors. Except for Granite State's engagement of Friedman, Billings, Ramsey & Co. ("FBR") in connection with transactions contemplated by this Agreement, neither Granite State nor any Granite State Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or the Plan of Merger, or, except for its commitments disclosed in Granite State Disclosure Schedule 3.16, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or the Plan of Merger, which has not been reflected in the Granite State Financials.

     Section 3.17. Loans. Each loan reflected as an asset in the Granite
State Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Granite State. All loan transactions with Affiliates (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

     Section 3.18. Antitakeover Provisions Inapplicable. Except as set forth on Granite State Disclosure Schedule 3.18, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

                                 ARTICLE IV
                          COVENANTS OF THE PARTIES

     Section 4.01. Conduct of Primary Bank's Business.

     (a)  From the date of this Agreement to the Closing Date, Primary
Bank will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Granite State. Primary Bank will use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and
(iii) preserve for itself the good will of customers of Primary Bank and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Granite State in writing or as contemplated or required by this Agreement, Primary Bank will not, and Primary Bank will not permit any Primary Bank Subsidiary to:

     (i) amend or change any provision of its articles of agreement, charter, or bylaws;

     (ii) change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that
(A) Primary Bank may issue shares of Primary Bank Common Stock upon the valid exercise, in accordance with the information set forth in Primary Bank Disclosure Schedule 2.02, of presently outstanding options to acquire Primary Bank Common Stock under the Primary Bank Stock Option Plans;

     (iii) except pursuant to the arrangements set forth in Primary Bank Disclosure Schedule 4.01, grant any severance or termination pay (other than pursuant to written policies or written agreements of Primary Bank in effect on the date hereof and provided to Granite State prior to the date hereof) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of (except for normal increases in the ordinary course of business consistent in timing and amount with past practice), any employee, officer or director of Primary Bank or any Primary Bank Subsidiary; provided that Primary Bank, in its sole discretion, may enter severance arrangements with, or adopt a severance policy with respect to, employees or officers of Primary Bank in connection with employment terminations to result from the Merger after the Effective Date, provided that the total costs of such severance payments shall not exceed $600,000 (excluding payments to be made pursuant to the terms of employment or special termination agreements currently in effect).

     (iv) merge or consolidate Primary Bank or any Primary Bank
Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Primary Bank or any Primary Bank Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Primary Bank, or any Primary Bank Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Primary Bank Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

     (v) sell or otherwise dispose of the capital stock of Primary Bank or sell or otherwise dispose of any asset of Primary Bank or of any Primary Bank Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of Primary Bank or of any Primary
Bank Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, Primary
Bank acceptances, advances from the Federal Home Loan Bank of Boston, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

     (vi) take any action which would result in any of the representations and warranties of Primary Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law;

     (vii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Primary Bank;

     (viii) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Primary Bank or any Primary Bank Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

     (ix) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; contribute to any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement other than in amounts and in a manner consistent with past practice;

     (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

     (xi) fail to review with a representative of Granite State on a regular basis proposed loans or other credit facility commitments (including without limitation, lines of credit and letters of credit, but excluding loans to be secured by mortgages on one- to four-family residential real estate) to any borrower or group of affiliated borrowers in excess of $350,000, or any increase, compromise, extension, renewal or modification of any existing loan or commitment outstanding in excess of $350,000;

     (xii) except as set forth on the Primary Bank Disclosure Schedule, enter into, renew, extend or modify any other transaction with any Affiliate;

     (xiii) enter into any interest rate swap or similar commitment, agreement or arrangement;

     (xiv) except for the execution of this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

     (xv) intentionally and knowingly take any action that would preclude satisfaction of the condition to closing contained in Section 5.02(k) relating to financial accounting treatment of the Merger;

     (xvi) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in response to examination comments by a Regulatory Authority; or

     (xvii) agree to do any of the foregoing.

      For purposes of this Section 4.01, unless provided for in a business plan, budget or similar document delivered to Granite State prior to the date of this Agreement, it shall not be considered in the ordinary course of business for Primary Bank or any Primary Bank Subsidiary to do any of the following: (i) make any capital expenditure of $50,000 or more not disclosed on Primary Bank Disclosure Schedule 4.01, without the prior written consent of Granite State; (ii) except as set forth in Primary Bank Disclosure Schedule 4.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $1,000,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by Primary Bank or a Primary Bank
Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Primary Bank or any Primary Bank Subsidiary of more than $50,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

     Section 4.02. Access; Confidentiality.

     (a) From the date of this Agreement through the Closing Date, Primary Bank or Granite State, as the case may be, shall afford to, and shall cause each Primary Bank Subsidiary or Granite State Subsidiary to afford to, the other party and its authorized agents and representatives, access to their respective properties, assets, books and records and personnel, during normal business hours and after reasonable notice; and the officers of Primary Bank and Granite State will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request. None of the parties or their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of their respective customers, jeopardize the attorney-client privilege of the institution or company in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated April 7, 1997, among Primary Bank,
Granite State and Granite Bank (the "Confidentiality Agreement").

     (b) Primary Bank and Granite State each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

     (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Primary Bank shall permit employees of Granite State reasonable access to information relating to problem loans, loan restructurings and loan work-outs of Primary Bank. Granite State shall have the right, however, at Granite State's expense, to cause Primary Bank or any Primary Bank Subsidiary to obtain an appraisal by an independent third party experienced in such matters, and mutually satisfactory to Granite State and Primary Bank, of the assets or property securing any loan made by Primary Bank or any Primary Bank Subsidiary, provided that such appraisal does not unreasonably delay any such loan restructuring or loan work-out.

     (d) If the transactions contemplated by this Agreement shall not be consummated, Primary Bank and Granite State will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. Primary Bank and Granite State shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

     Section 4.03. Regulatory Matters and Consents.

     (a) Granite State and Primary Bank will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

     (b) Primary Bank will furnish Granite State with all information concerning Primary Bank and Primary Bank Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Granite State to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

     (c) Granite State and Primary Bank will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

     (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Granite State will furnish Primary Bank with (i) copies of all Applications prior to filing with any Regulatory Authority and provide Primary Bank a reasonable opportunity to suggest changes to such Applications, which suggested changes Granite State may, in its reasonable discretion accept or reject, (ii) copies of all Applications filed by Granite State and (iii) copies of all documents filed by Granite State under the Securities Exchange Act of 1934, as amended.

     (e) Primary Bank will cooperate with Granite State in the foregoing matters and will furnish Granite State with all information concerning Primary Bank and Primary Bank Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Registration Statement and any report filed with the SEC) made by or on behalf of Granite State to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, Primary Bank will provide certificates and other documents reasonably requested by Granite State.

     Section 4.04. Taking of Necessary Action.

     (a) Granite State and Primary Bank shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 4.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither Primary Bank nor any Primary Bank Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Granite State, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger; provided that nothing herein contained shall preclude Granite
State or Primary Bank from exercising its rights under this Agreement or the Option Agreement.

     (b) Granite State shall promptly prepare, subject to the review and consent of Primary Bank with respect to matters relating to the transactions contemplated by this Agreement, a Prospectus/Proxy Statement to be filed by Granite State with the SEC and to be mailed to their respective shareholders in connection with the meetings of their respective shareholders and transactions contemplated hereby, which Prospectus/Proxy statement shall conform to all applicable legal requirements. Granite State shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and Primary Bank and Granite State shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Granite State will advise Primary Bank, promptly after Granite State receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Granite State shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Granite State will provide Primary Bank with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Primary Bank may reasonably request.

     Section 4.05. Certain Agreements.

     (a) From and after the Effective Time through the sixth anniversary thereof, Granite State agrees to indemnify, defend and hold harmless each present and former director and officer of Primary Bank and its Subsidiaries determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement
(with the approval of Granite State, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Effective Time (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Primary Bank or any of its subsidiaries, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of Primary Bank are entitled under New Hampshire law, Primary Bank's articles of agreement and bylaws, or other applicable law as in effect on the date hereof (and Granite State shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a New Hampshire corporation under New
Hampshire law and Primary Bank's articles of agreement and bylaws as in effect on the date hereof; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

     (b)  Any Indemnified Party wishing to claim indemnification under
Section 4.05(a), upon learning of any Claim, shall promptly notify Granite State, but the failure to so notify shall not relieve Granite State of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Granite State. In the event of any Claim,
(1) Granite State shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Granite State elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Granite State and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Granite State shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Granite State shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

     (c) Granite State shall use its best efforts to cause the persons serving as officers and directors of Primary Bank immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by Primary Bank (provided that Granite State may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Granite State be required to expend more than $30,000 annually (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Granite State is unable to maintain or obtain the insurance called for by this Section 4.05(c), Granite State shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

     (d)  In the event Granite State or any of is successors or assigns
(1) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Granite State assume the obligations set forth in this Section 4.05.

     (e) The provisions of this Section 4.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     (f) Granite State agrees to honor and Granite State agrees to cause Granite Bank to honor all terms and conditions of all existing employment contracts and special termination agreements disclosed in the Primary Bank Disclosure Schedules. Except as otherwise provided herein, and unless otherwise agreed to in writing by the affected officer and employee, Granite State agrees for itself and the Granite State Subsidiaries that the consummation of the transactions contemplated hereby is a "Change in Control" as defined in the employment and special termination agreements entered into between Primary Bank and certain officers and employees as disclosed on the Primary Bank Disclosure Schedule, and represents that the consummation of the transactions contemplated hereby is not a "Change in Control" as defined in the employment and special termination agreements entered into between Granite State and certain officers and employees thereof.

     Section 4.06. No Other Bids and Related Matters. Primary Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as hereinafter defined), will enforce any confidentiality agreements and will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of this Section 4.06 of the obligations undertaken in this Section 4.06. Primary Bank agrees that neither Primary Bank nor any of its Subsidiaries shall, and that Primary Bank and its Subsidiaries shall direct and use all reasonable efforts to cause their respective directors, officers, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any substantial part of the assets or any equity securities of, Primary Bank or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any discussions or negotiations with, or provide any confidential information or data to, any Person relating to an Acquisition Proposal; provided, that, if Primary Bank is not otherwise in violation of this Section 4.06, the Board of Directors of Primary Bank may furnish or cause to be furnished information to any third party and may participate in such discussions and negotiations directly or through its representatives if such Board of Directors, after having consulted with and considered the written advice of Goodwin,
Procter & Hoar LLP, counsel to Primary Bank, has determined that there is a reasonable basis to conclude that the failure to provide such information or participate in such other negotiations and discussions would constitute a breach of their fiduciary duties under New Hampshire law. If any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Primary Bank or any of its subsidiaries, Primary Bank will
immediately notify Granite State.   Nothing contained in this Section 4.06
shall be deemed to prohibit Primary Bank from (i) taking or disclosing to shareholders any position necessary in order to comply with the filing and disclosure requirements of Section 14(d)(9) of the Exchange Act and the related rules and regulations of the SEC, and (ii) making any disclosure to the shareholders of Primary Bank which the Board of Directors of Primary Bank, after having consulted with and considered the written advice of Goodwin, Procter & Hoar LLP, counsel to Primary Bank, has reasonably determined is required in order to comply with Primary Bank's fiduciary duties to its shareholders under applicable law.

     Section 4.07. Duty to Advise; Duty to Update Primary Bank's
Disclosure Schedule. Primary Bank shall promptly advise Granite State of any change or event having a Material Adverse Effect on it or on any Primary Bank Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Primary Bank shall update Primary Bank's Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Primary Bank Disclosure Schedule. The delivery of such updated Schedule shall not relieve Primary Bank from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.02(c) hereof.

     Section 4.08. Conduct of Granite State's Business.

     (a)  From the date of this Agreement to the Closing Date, Granite
State will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Granite Bank. From the date of this Agreement to the Closing Date, neither Granite State nor Granite Bank will
(i) amend its articles of agreement or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) issue any equity securities except in connection with the exercise of any employee or director stock options, (iii) take any action which would result in any of the representations and warranties of Granite State or Granite Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law, (iv) intentionally and knowingly take any action that would preclude satisfaction of the condition to closing contained in Section 5.02(k) relating to financial accounting treatment of the Merger; or (v) agree to do any of the foregoing.

     (b) From the date of this Agreement through the Closing Date, Granite State will not, nor will it permit Granite Bank to, enter into any agreement to acquire or sell any material branch office (excluding the de novo establishment of a branch office), or to acquire all or substantially all of the capital stock of, merge with, or purchase substantially all the assets and assume substantially all the liabilities of, any other company (an "Acquisition"), unless the prior written consent of Primary Bank is obtained.

     Section 4.09. Board and Committee Minutes. Granite State and
Primary Bank shall each provide to the other, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

     Section 4.10. Undertakings by Granite State and Primary Bank.

     (a)  From and after the date of this Agreement:

          (i) Voting by Directors. Granite State and Primary Bank shall recommend to all members of their respective Board of Directors to vote all shares of Primary Bank Common Stock, or Granite State Common Stock, as the case may be, beneficially owned by each such director in favor of this Agreement. As promptly as practicable following execution of this Agreement, Granite State's Directors shall enter into the agreement set forth as Exhibit 2 to this Agreement;

          (ii) Proxy Solicitor. Granite State and Primary Bank shall each retain a proxy solicitor in connection with the solicitation of shareholder approval of this Agreement;

          (iii) Timely Review. If requested by Granite State at Granite State's sole expense, Primary Bank shall cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements as soon as is practicable thereafter;

          (iv) Outside Service Bureau Contracts. If requested to do so by Granite State, Primary Bank shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to Primary Bank, on terms and conditions mutually acceptable to Primary
Bank and Granite State;

          (v) Committee Meetings. Primary Bank shall permit a representative of Granite State, who is reasonably acceptable to Primary Bank, to attend all committee meetings of Primary Bank and Primary Bank management including, without limitation, any loan or asset/liability committee. Primary Bank shall respond reasonably and in good faith to any request of Granite State to permit a representative of Granite State, who is reasonably acceptable to Primary Bank, to attend any meeting of Primary Bank's Board of Directors or the Executive Committee thereof;

          (vi) List of Nonperforming Assets. Primary Bank and Granite
State shall provide the other, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term
"nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, and (iv) all loans ninety (90) days or more past due) as of the end of such month; and

          (vii) Reserves and Merger-Related Costs. On or before the
Effective Date, Primary Bank shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Primary Bank to those of Granite State (as such practices and methods are to be applied to Primary Bank from and after the Closing Date) and Granite State's plans with respect to the conduct of the business of Primary Bank following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Primary Bank, provided, however, that Primary Bank shall not be required to take such action unless Granite State agrees in writing that all conditions to closing set forth in Section 5.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Granite State of the writing referred to in the preceding clause, Primary Bank shall provide Granite State a written statement, certified without personal liability by the chief executive officer of Primary Bank and dated the date of such writing, that the representation made in Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Primary Bank or any Primary Bank Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 6.01(d) hereof.

     (b) From and after the date of this Agreement, Granite State and Primary Bank shall each:

          (i) Shareholders Meetings. Submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and use their respective best efforts to cause their Boards of Director to recommend approval of this Agreement to their respective shareholders.
The Board of Directors of Primary Bank may fail to make such a recommendation, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the written advice of Goodwin, Procter & Hoar LLP, counsel to Primary
Bank, has determined that there is a reasonable basis to conclude that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under New Hampshire law, and such failure, withdrawal, modification or change will not constitute a breach of this Agreement;

          (ii) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Registration Statement and related filings under state securities laws covering the Granite State Common Stock and related Granite State Stock Purchase Rights to be issued pursuant to the Merger, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and (D) all other documents contemplated by this Agreement;

          (iii) Identification of Primary Bank's Affiliates. Cooperate with the other and use its best efforts to identify those persons who may be deemed to be Affiliates of Primary Bank;

          (iv) Public Announcements. Cooperate and cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to Primary Bank shareholders, Primary Bank's internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

          (v) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

          (vi) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

          (vii) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof;

          (viii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due; or

     Section 4.11. Employee and Termination Benefits; Directors and
Management.

     (a) Employee Benefits. On and after the Effective Date, the employee pension and welfare benefit plans of Granite State and Primary
Bank may, at Granite State's election and subject to the requirements of the IRC, continue to be maintained separately or consolidated. In the event of a consolidation of any or all of such plans or in the event of termination of the Primary Bank benefit plans, Primary Bank and Primary Bank employees shall receive credit for service with Primary Bank under any Granite State benefit plan, or new Granite State benefit plan in which such employees would be eligible to enroll for purposes of eligibility and vesting determination (but not for benefit accrual purposes).Granite State and/or Granite Bank shall make available to Primary Bank employees who become employed by Granite State or a Granite subsidiary, employer-provided health coverage on the same basis as it provides such coverage to Granite State or Granite Bank employees. In the event of any termination of or consolidation of any Primary Bank health plan with any Granite State health plan, all employees of Primary Bank who become full-time employees of Granite State or Granite Bank, who were eligible for continued coverage under the terminated or consolidated plan shall have immediate coverage of any pre-existing condition. In the event of a termination or consolidation of any Primary Bank health plan, terminated Primary Bank employees and qualified beneficiaries or retained Primary Bank employees who do not satisfy the Granite State conditions for employer-provided coverage, will have the right to continue coverage under group health plans of Granite
State and/or Granite State subsidiaries in accordance with IRC Section
4980B(f).

     (b)  Upon the Effective Date, Mr. Christopher J. Flynn, the President
and Chief Executive Officer of Primary Bank, shall become President of
Granite Bank and shall be offered a 3-year employment agreement with
Granite Bank on terms no less favorable than the contract between Primary
Bank and Mr. Flynn in effect as of the date of this Agreement, and which shall provide that Mr. Flynn is not entitled to any payments under his employment agreement in effect as of the date hereof as a result of this Agreement and the Merger. Upon the Effective Date, Mr. Flynn shall be granted an incentive stock option by Granite State to purchase 5,000 shares of Granite State Common Stock at an exercise price equal to the Granite
State Market Value, which option shall be exercisable in equal instalments over a five year period and which shall vest immediately upon a change in
control of Granite State.   In addition, Mr. Flynn will be entitled to
participate in a Supplemental Executive Retirement Plan that will provide him with benefits to which he would have been entitled under any tax qualified employee pension plan sponsored by Granite Bank but for the limitations imposed by Sections 401(a)(17), 415(b)(1)(A) and 415(c)(1)(A) of the IRC. Upon the Effective Date, Charles P. Monaghan, Senior Vice President of Primary Bank, shall become a Senior Vice President of Granite Bank, and shall be offered an employment agreement substantially equivalent to the contract between Primary Bank and Mr. Monaghan in effect as of the date of this Agreement, which employment agreement shall terminate two years from the Effective Date, shall provide a severance payment upon termination equal to two year's salary , and which shall provide that no payments thereunder (or under the existing employment and special termination agreement between Primary Bank and Mr. Monaghan) are due Mr. Monaghan as a result of this Agreement and the Merger. Upon the Effective Date, Mr. Monaghan shall also be provided a special termination agreement substantially in the form currently provided to the executive officers of Granite State. If the Effective Date occurs in calendar year 1997, Messrs. Flynn and Monaghan shall be entitled to participate in the Granite Bank senior officer incentive compensation bonus plan for 1997 on the same basis as other senior officers of Granite Bank. Other employees of Primary Bank shall be entitled to pro rata bonus payments under the Primary Bank bonus or incentive plan in effect on the date hereof in amounts accrued by Primary Bank through the Effective Date and consistent with past practice.

     (c) Prior to or at the Effective Date, three directors of Primary Bank to be designated by Primary Bank (one of whom shall be Mr. Flynn), after consultation with and the consent of Granite State (which consent shall not be unreasonably withheld), shall be elected to the Board of Directors of Granite State effective upon the Effective Date, and shall be divided evenly among the classes.

     (d) Prior to or at the Effective Date, four directors of Primary Bank to be designated by Primary Bank (one of whom shall be Mr. Flynn), after consultation with and the consent of Granite State and Granite Bank (which consent shall not be unreasonably withheld), shall be elected to the Board of Directors of Granite Bank effective upon the Effective Date and shall be divided as nearly equally among the classes as is practicable.

     Section 4.12. Duty to Advise; Duty to Update Granite State's
Disclosure Schedule. Granite State shall promptly advise Primary Bank of any change or event having a Material Adverse Effect on it or on any Granite State Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Granite State shall update Granite State's Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Granite State Disclosure Schedule. The delivery of such updated Schedule shall not relieve Granite State from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.01(c) hereof.

     Section 4.13. Affiliate Letter. No later than five days after the date of this Agreement, Primary Bank shall use its best efforts to cause to be delivered to Granite State the Letter Agreement attached hereto as Exhibit
1, executed by each director and officer set forth thereon.

                                 ARTICLE V
                                 CONDITIONS

     Section 5.01. Conditions to Primary Bank's Obligations under this Agreement. The obligations of Primary Bank hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Primary Bank pursuant to Section 7.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Granite State and Granite Bank to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Plan of Merger, shall have been duly and validly taken by Granite State and Granite Bank; and Primary Bank shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Granite State required by this Agreement to be performed by Granite State at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Granite State;

     (c) Representations and Warranties. The representations and warranties of Granite State set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to Granite State and Granite Bank;

     (d) Approvals of Regulatory Authorities. Granite State shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any conditions that are in Granite State's reasonable judgement unduly burdensome) and delivered copies thereof to Primary Bank; and all notice and waiting periods required thereunder shall have expired or been terminated. For purposes of this paragraph, a divestiture by Granite Bank of its Peterborough, New Hampshire branch that is required as a condition to any regulatory approval shall not be deemed unduly burdensome;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since December 31, 1996, there shall not have occurred any Material Adverse Effect with respect to Granite State;

     (g)  Officer's Certificate. Granite State shall have delivered to
Primary Bank a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this
Section 5.01 and Section 5.02(m) have been satisfied, to the best knowledge of the officer executing the same;

     (h) Opinion of Granite State's Counsel. Primary Bank shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Granite State, dated the Closing Date, in form and substance reasonably satisfactory to Primary Bank and its counsel to the effect set forth on Exhibit 4 attached hereto;

     (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

     (j) Tax Opinion. Primary Bank shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. substantially to the effect set forth on Exhibit 5 attached hereto;

     (k) Approval of Primary Bank's Shareholders. This Agreement shall have been approved by the shareholders of Primary Bank by such vote as is required under applicable New Hampshire law, Primary Bank's articles of agreement and bylaws, and under Nasdaq requirements applicable to it; and

     (l) Investment Banking Opinion. Primary Bank shall have received the written opinion from Northeast Capital on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the consideration to be received by shareholders of Primary Bank pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

     (m) Stock Exchange Listing. The shares of Granite State Common Stock which shall be issued to the shareholders of Primary Bank upon consummation of the Merger shall have been authorized for listing on the Nasdaq National Market System, subject to official notice of issuance.

     Section 5.02. Conditions to Granite State's Obligations under this Agreement. The obligations of Granite State hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Granite State pursuant to Section 7.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Primary Bank to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Plan of Merger, shall have been duly and validly taken by Primary Bank; and Granite State shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Primary Bank, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Primary Bank;

     (c) Representations and Warranties. The representations and warranties of Primary Bank set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Primary Bank;

     (d) Approvals of Regulatory Authorities. Granite State shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any conditions that are in Granite State's reasonable judgement unduly burdensome) and delivered copies thereof to Primary Bank; and all notice and waiting periods required thereunder shall have expired or been terminated. For purposes of this paragraph, a divestiture by Granite Bank of its Peterborough branch that is required as a condition to any regulatory approval shall not be deemed unduly burdensome;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since December 31, 1996, there shall not have occurred any Material Adverse Effect with respect to Primary Bank.

     (g)  Officer's Certificate. Primary Bank shall have delivered to
Granite State a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this
Section 5.02 and Section 5.01(k) have been satisfied, to the best knowledge of the officer executing the same;

     (h) Opinions of Primary Bank's Counsel. Granite State shall have received an opinion of Goodwin, Procter & Hoar LLP, counsel to Primary
Bank, dated the Closing Date, in form and substance reasonably satisfactory to Granite State and its counsel to the effect set forth on Exhibit 7 attached hereto;

     (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

     (j) Tax Opinion. Granite State shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., its counsel, substantially to the effect set forth on Exhibit 5 attached hereto;

     (k) Pooling Letter. Granite State shall have received (i) an opinion from Grant Thornton LLP to the effect that the merger will be treated as a "pooling of interest," as defined by GAAP, for financial accounting purposes and (ii) a letter, in a form satisfactory to Grant Thornton LLP, from Primary Bank representing to Granite State that they have not entered into any transaction or are aware of any events or circumstance that would preclude the Merger from being treated as a "pooling of interest" for financial accounting purposes and (iii) a letter, in a form satisfactory to Grant Thornton LLP, from Primary Bank's independent auditor representing that they are not aware of any transactions or of any events or circumstances that would preclude the Merger from being treated as a "pooling of interest" for financial accounting purposes;

     (l) Liquidation Account. Neither the Merger or consummation of the Plan of Merger shall require Granite State or Primary Bank to distribute to depositors the liquidation account established by Primary Bank in connection with its conversion from mutual to stock form;

     (m) Approval of Granite State's Shareholders. This Agreement shall have been approved by the shareholders of Granite State by such vote as is required under Granite State's articles of incorporation and bylaws or under Nasdaq requirements applicable to it; and

     (n) Investment Banking Opinion. Granite State shall have received the written opinion from FBR on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement to the effect that the Merger is fair to Granite State.

                                ARTICLE VI
                    TERMINATION, WAIVER AND AMENDMENT

     Section 6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

     (a)  By the mutual written consent of the parties hereto;

     (b)  By Granite State or Primary Bank:

          (i) if there shall have been any breach of any representation, warranty, covenant or other obligation of Granite State which results in a Material Adverse Effect with respect to Granite State, on the one hand, or of Primary Bank which results in a Material Adverse Effect with respect to Primary Bank, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

          (ii) if the Closing Date shall not have occurred on or before February 29, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

          (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted (except any approval or consent conditioned upon divestiture of the Peterborough branches of Granite
Bank), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

          (iv) by either Granite State or Primary Bank if any approval of the shareholders of Granite State or Primary Bank required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof.

     (c)  By Primary Bank (i) if on the Closing Date the Granite State
Market Value on the Determination Date shall be less than $20.30 (or
$15.53 after giving effect to the Granite State three-for-two stock split payable in the form of a dividend on May 9, 1997); (ii) if and after it enters into an agreement relating to a Superior Acquisition Proposal (for purposes of this Agreement, a "Superior Acquisition Proposal" means any bona fide Acquisition Proposal, the terms of which the Primary Bank Board of Directors determines in good faith after receiving the advice of Primary Bank's counsel and financial advisor to be more favorable to Primary
Bank's stockholders than the Merger), provided that Primary Bank is in compliance with Section 4.06; or (iii) following a vote by the Primary Bank Board of Directors to withdraw, modify or change its recommendation of approval of the Merger to the Primary Bank stockholders as provided by
Section 4.10(b)(i).

     Section 6.02. Effect of Termination.

     (a) If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d), Section 4.10(b)(iii) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Granite State or Primary Bank to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement or any fraudulent breach of a representation or warranty.

     (b)  Any termination of this Agreement by Primary Bank pursuant to
Section 6.01(b)(i) (ii) or (iii) hereof based on a breach of a representation or warranty, or the breach of a covenant, by Granite State that is caused by the willful misconduct or gross negligence of Granite State, Granite State shall pay Primary Bank for all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by Primary Bank in connection with the entering into this Agreement and the carrying out of any and all acts contemplated hereunder up to a maximum of $584,000.

                                ARTICLE VII
                               MISCELLANEOUS

     Section 7.01. Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

     Section 7.02. Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 4.05, and 4.11(a), (c), (d) and (e) which will survive the Merger, shall terminate on the Closing Date.

     Section 7.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement,
(b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 7.04. Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(d)(i) and (iii), 1.02(g), 4.05, and 4.11(a) and
(c) with respect to indemnification, employee benefits and certain other matters, and provided, further, that any such rights, remedies, obligations or liabilities conferred pursuant to Sections 4.11(a) and (c) shall terminate and expire one (1) year from the Effective Date.

     Section 7.05. No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     Section 7.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

          (a)  If to Granite State, to:
               Granite State Bankshares, Inc.
               122 West Street
               Keene, New Hampshire 03431-0627

               Attention:     Charles W. Smith, President and Chief
                              Executive Officer
               Telecopy No.:  (603) 358-5707

               with a copy to:

               Luse Lehman Gorman Pomerenk & Schick, P.C.
               5335 Wisconsin Avenue, N.W.
               Suite 400
               Washington, D.C.  20015

               Attention:     John J. Gorman, Esquire
               Telecopy No.:  (202) 362-2902

          (b)  If to Primary Bank, to:

               Primary Bank
               35 Main Street
               Peterborough, New Hampshire 03458

               Attention:     Christopher J. Flynn
                              President and Chief Executive Officer
               Telecopy No.:  (603) 924-3706

               with copies to:

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, Massachusetts 02109-2881

               Attention:     William P. Mayer, Esquire
               Telecopy No.:  (617) 523-1231

     Section 7.07. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 7.08. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 7.09. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 7.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of New Hampshire.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                              GRANITE STATE BANKSHARES, INC.

                              By:  /s/ Charles W. Smith
                                   --------------------
                                   Charles W. Smith
                                   President and Chief
                                   Executive Officer



                              GRANITE BANK

                              By:  /s/ Charles W. Smith
                                   --------------------
                                   Charles W. Smith
                                   President and Chief
                                   Executive Officer


                              PRIMARY BANK

                              By:  /s/ Christopher J. Flynn
                                   ------------------------
                                   Christopher J. Flynn,
                                   President and
                                   Chief Executive Officer


                                                                      ANNEX A

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Plan of
Merger"), dated as of April 29, 1997, is by and between Primary Bank, a New Hampshire guaranty (stock) savings bank ("Primary Bank"), and GRANITE BANK ("Granite Bank"), a New Hampshire bank, and is joined in by GRANITE STATE BANKSHARES, INC. ("Granite State"), a New
Hampshire corporation and a registered bank holding company under the Bank Holding Act of 1956, as amended, and parent corporation of Granite Bank.

                                 WITNESSETH

     WHEREAS, the respective Boards of Directors of Primary Bank,
Granite Bank and Granite State deem the merger of Primary Bank with and into Granite Bank, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Primary Bank, Granite Bank and Granite State have adopted resolutions approving this Plan of Merger and a related Agreement and Plan of Reorganization dated as of even date herewith (the "Reorganization Agreement").

     WHEREAS, Granite State, the sole shareholder of Granite Bank, has consented to and joined in this Plan of Merger and has entered into the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

                                  ARTICLE 1.
                                   MERGER

     Subject to the terms and conditions of this Plan of Merger, on the Effective Date (as hereinafter defined), Primary Bank shall be merged with and into Granite Bank, pursuant to the provisions of, and with the effect provided in, Title 35 of the New Hampshire Revised Statutes Annotated
(the "Bank Merger"). On the Effective Date, the separate existence of Primary Bank shall cease and Granite Bank, as the surviving entity, shall continue unaffected and unimpaired by the Bank Merger (Granite Bank, as existing on and after the Effective Date, being hereinafter sometimes referred to as the "Surviving Bank").

                                 ARTICLE 2.
                     ARTICLES OF AGREEMENT AND BY-LAWS

     The Amended and Restated Articles of Agreement and the By-laws of Granite Bank in effect immediately prior to the Effective Date shall be the Articles of Agreement and the By-laws of the Surviving Bank, amended as set forth below, in each case until amended in accordance with applicable law. The Articles of Agreement of the Surviving Bank shall be amended effective upon the Effective Date to add the following paragraph to the end of existing Article VI:

     "The Bank shall assume the Liquidation Account (the
     "Liquidation Account") initially established and maintained by Primary Bank for the benefit of Primary Bank's Eligible Account
     Holders as of July 28, 1993 ("eligible savers"). Notwithstanding any provision of these Articles or of the By-laws of the Bank to the contrary, in the event of a complete liquidation of the Bank, it shall comply with the Plan of Conversion with respect to the amount and the priorities on liquidation of each of the Bank's eligible savers' inchoate interest in the Liquidation Account, to the extent it is still in existence; provided, that an eligible saver's inchoate interest in the Liquidation Account shall not entitle such eligible saver to any voting rights at meetings of the Bank's shareholders."

                                 ARTICLE 3.
                          DIRECTORS AND OFFICERS

     The directors of Granite Bank immediately prior to the Effective Date, together with four directors of Primary Bank to be designated by Primary
Bank in accordance with Section 4.11(e) of the Reorganization Agreement, will be the directors of the Surviving Bank on the Effective Date. The officers of Granite Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank on the Effective Date, except then Mr. Christopher J. Flynn, if he is the President and Chief Executive Officer of Primary Bank immediately prior to the Effective Date, shall become the President of the Surviving Bank on the Effective Date, and Charles P. Monaghan, if he is a Senior Vice President of Primary Bank immediately prior to the Effective Date, shall become a Senior Vice President of the Surviving Bank on the Effective Date.

                                ARTICLE 4.
             CONVERSION AND EXCHANGE OF PRIMARY BANKS SHARES;
                      FRACTIONAL SHARE INTERESTS

     4.1. On the Effective Date (as hereinafter defined), each share of common stock of Primary Bank, par value $0.01 per share ("Primary Bank Common Stock"), outstanding immediately prior to the Effective Date (except as provided in Articles 5, 6 and 8 of this Agreement), shall be converted without any action on the part of the holder thereof into an amount of common stock, par value $1.00 per share, of Granite State ("Granite State Common Stock") equal to one share multiplied by the Exchange Ratio as determined below (rounded to the nearest four decimal places).

     4.2. As used herein, the term "Granite State Market Value" shall mean the average of the inside closing bid price of Granite State Common Stock on the Nasdaq National Market System (as reported by The Wall
Street Journal) for each of the twenty (20) consecutive trading days ending on the fifth business day before the Effective Date.

     4.3. (a) For purposes of this Plan of Merger, the Exchange Ratio shall be:

     (i) if the Granite State Market Value determined as of the Effective Date is greater than or equal to $20.30 and less than or equal to $25.375, then that number of shares of fully paid and nonassessable shares of Granite State Common Stock, equal to $25.25 divided by the Granite State Market Value determined as of the Effective Date;

     (ii) if the Granite State Market Value determined as of the Effective Date is greater than $25.375 and less than or equal to $27.278, then .9951 shares of Granite State Common Stock;

     (iii) if the Granite State Market Value determined as of the Effective Date is greater than $27.278, then that number of shares of fully paid and nonassessable shares of Granite State Common Stock, equal to $27.278 divided by the Granite State Market Value determined as of the Effective Date; or

     (iv) if the Granite State Market Price determined as of the Effective Date is less than $20.30, then 1.2438 shares of fully paid and nonassessable shares of Granite State Common Stock, subject to the termination provisions of Section 6.01(c)(i) of the Reorganization Agreement.

          (b) Notwithstanding the provisions of the preceding subparagraph (a), in the event that before the Effective Date an announcement is made with respect to a business combination involving the merger or acquisition of Granite State or a substantial portion of its assets (a "GS Acquisition"), the Exchange Ratio shall be that set forth in (a)(ii) above (as adjusted pursuant to Section 4.7 herein). In addition, any GS Acquisition shall not be consummated prior to the Merger and the transactions contemplated by this Agreement.

     4.4. On the Effective Date, all shares of Primary Bank Common
Stock held in the treasury of Primary Bank or owned beneficially by any subsidiary of Primary Bank other than in a fiduciary capacity or in connection with a debt previously contracted and all shares of Primary Bank Common Stock owned by Granite State or owned beneficially by any subsidiary of Granite State other than in a fiduciary capacity or in connection with a debt previously contracted shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

     4.5. (a) Prior to the Effective Date, Granite State shall appoint a bank, trust company or other stock transfer agent selected by Granite State and agreed to by Primary Bank as the exchange agent (the "Exchange
Agent") to effect the exchange of certificates evidencing shares of Primary Bank Common Stock (any such certificate being hereinafter referred to as a "Certificate") for shares of Granite State Common Stock to be received in the share exchange. On the Effective Date, Granite State shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of Granite State the issuance of the number of shares of Granite State Common Stock issuable in the share exchange.

     (b) Within five business days after the Effective Date, the Exchange Agent shall mail to each holder of record of Primary Bank
Common Stock as of the Effective Date a notice of consummation of the share exchange and a form of transmittal letter pursuant to which each such shareholder shall transmit the Certificate or Certificates, or, in lieu thereof, such evidence of lost, stolen or mutilated Certificate or Certificates and such surety bond as the Exchange Agent may reasonably require in accordance with customary exchange practices. Primary Bank shareholders who satisfy such requirements for lost, stolen or mutilated certificates shall for purposes of the exchange procedures set forth herein be deemed to have submitted Certificates for Primary Bank Common Stock. As soon as practicable after surrender of such Certificate to the Exchange Agent with a properly completed transmittal letter, the Exchange Agent will promptly mail by first class mail to such shareholder a certificate or certificates representing the number of full shares of Granite State Common Stock into which the shares of Primary Bank Common Stock evidenced by the Certificate surrendered shall have been converted pursuant to this Plan of Merger.

     (c) The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange
Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Until so surrendered, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of Granite State Common Stock into which the shares represented by such Certificates have been changed or converted as aforesaid. No dividends or other distributions declared after the Effective Date with respect to Granite State Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article 4. After the surrender of a Certificate in accordance with this Article 4, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Granite State Common Stock represented by such Certificate.

     (d) No transfer taxes shall be payable by any shareholders of Primary Bank in respect of the issuance of certificates for Granite State Common Stock and no expenses shall be imposed on any shareholder of Primary Bank in connection with the conversion of shares of Primary Bank Common Stock into shares of Granite State Common Stock and the delivery of such shares to the former holder of Primary Bank Common Stock entitled thereto, except that, if any certificate for shares of Granite State Common Stock is to be issued in a name other than that in which a Certificate or Certificates for shares of Primary Bank Common Stock surrendered shall have been registered, it shall be a condition to such issuance that the person requesting such issuance shall pay to Granite State any transfer taxes payable by reason thereof or of any prior transfer of such surrendered Certificate or Certificates or establish to the reasonable satisfaction of the Exchange Agent that such taxes have been paid or are not payable.

     (e) Certificates surrendered for exchange by any person who is an "affiliate" of Primary Bank for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for Certificates representing shares of Granite State Common Stock until Granite State has received the written agreement of such person contemplated by Section 4.9 of the Reorganization Agreement. If any Certificate for shares of Primary Bank Common Stock is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Certificate surrendered or provide funds for their purchase or establish to the reasonable satisfaction of Granite State or its agent that such taxes are not payable.

     4.6. Upon the Effective Date, the stock transfer books of Primary
Bank shall be closed and no transfer of Primary Bank Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, neither Granite State or its agent nor any party to the share exchange shall be liable to a holder of Primary Bank Common
Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     4.7. In the event that, between the date hereof and prior to the Effective Date, the outstanding shares of Granite State Common Stock or Primary Bank Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock split or other like changes in the capitalization of Granite State or Primary Bank, or if a stock dividend is declared on Granite State Common Stock or Primary Bank Common Stock with a record date (as to a stock split, the pay date) within such period, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Granite State Common Stock to be thereafter delivered pursuant to this Plan of Merger, and the dollar amounts and the Exchange Ratio set forth in Section 4.3 of this Article 4, so that each shareholder of Primary Bank shall be entitled to receive such number of shares of Granite State Common Stock or other securities as such shareholder would have received pursuant to such reorganization, recapitalization, reclassification, stock split, exchange of shares or readjustment or other like changes in the capitalization of Granite State or Primary Bank, or as a result of a stock dividend on Granite State Common Stock or Primary Bank Common Stock, had the record (or pay) date therefor been immediately following the Effective Date. In accordance with the foregoing, and as result of the three for two stock split (to be effected in the form of a stock dividend) (the "Stock Split") declared by Granite State which is to be paid on May 9, 1997 to stockholders of record on April 25, 1997, the Exchange Ratio, after giving effect to the Stock Split, shall be determined as follows:

     (i) if the Granite State Market Value determined as of the Effective Date is greater than or equal to $13.533 and less than or equal to $16.917, then that number of shares of fully paid and nonassessable shares of Granite State Common Stock, equal to $25.25 divided by the Granite State Market Value determined as of the Effective Date;

     (ii) if the Granite State Market Value determined as of the Effective Date is greater than or equal to $16.917 and less than or equal to $18.185, then 1.493 shares of Granite State Common Stock;

     (iii) if the Granite State Market Value determined as of the Effective Date is greater than $18.185, then that number of shares of fully paid and nonassessable shares of Granite State Common Stock, equal to $18.185 divided by the Granite State Market Value determined as of the Effective Date; or

     (iv) if the Granite State Market Price determined as of the Effective Date is less than $13.533, then 1.86 shares of fully paid and nonassessable shares of Granite State Common Stock, subject to the termination provisions of Section 6.01(c)(i) of the Reorganization Agreement.

     4.8. Notwithstanding any other provision hereof, each holder of shares, or of options to purchase shares, of Primary Bank Common Stock who would otherwise have been entitled to receive a fraction of a share of Granite State Common Stock (after taking into account all Certificates delivered by such holder or all shares such holder is entitled to receive in accordance with Article 4 hereof) shall receive (by check from the Exchange Agent, mailed to the shareholder with the certificate(s) for Granite State Common Stock which such holder is to receive pursuant to the share exchange), in lieu thereof, cash in an amount equal to such fractional part of a share of Granite State Common Stock multiplied by the "market value" of such Common Stock. The "market value" of one share of Granite State Common Stock shall be the closing price of Granite State Common
Stock on the Nasdaq National Market System (as reported by The Wall
Street Journal) on the last business day preceding the Effective Date. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share.

                                   ARTICLE 5.
                               DISSENTERS' RIGHTS

     Notwithstanding anything in this Plan of Merger to the contrary and unless otherwise provided by applicable New Hampshire law, shares of Primary Bank Common Stock that are issued and outstanding immediately prior to the Effective Date and that are owned by stockholders who, pursuant to applicable New Hampshire law, (1) deliver to Primary Bank before the taking of the vote of Primary Bank's stockholders on the Plan of Merger a written notice of their intent to demand payment for their shares of Primary Bank Common Stock if the share exchange is effectuated, and
(2) do not vote their shares in favor of this Plan of Merger (the "Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, shares of Granite State Common Stock, but, instead, the holders of such Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares, plus accrued interest, in accordance with applicable New Hampshire law. If any holders of Primary Bank Common Stock shall have failed to perfect or shall have effectively withdrawn, waived or lost the right to dissent from the share exchange and to receive the fair value of such shares as provided under applicable New Hampshire law, the shares of Primary Bank Common Stock held by such holder shall be deemed to have been converted into and be exchangeable for shares of Granite State
Common Stock on the Effective Date.

                                  ARTICLE 6.
                                STOCK OPTIONS

     On the Effective Date, each then outstanding stock option to purchase Primary Bank Common Stock ("Primary Bank Stock Options") pursuant to the employee and director stock option plans identified in Primary Bank Disclosure Schedules to the Reorganization Agreement (collectively, the "Primary Bank Stock Option Plans") (it being understood that the aggregate number of shares of Primary Bank Common Stock subject to purchase pursuant to the exercise of such Primary Bank Stock Options is not and shall not be more than 355,523), whether vested or unvested, will be assumed by Granite State. Each Primary Bank Stock Option so assumed by Granite State under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Primary Bank Stock
Option Plans immediately prior to the Effective Date, except that (i) such Primary Bank Stock Options shall be exercisable (when vested) for that number of whole shares of Granite State Common Stock equal to the product of the number of shares of Primary Bank Common Stock covered by the Primary Bank Stock Option multiplied by the Exchange Ratio, provided that any fractional share of Granite State Common Stock resulting from such multiplication shall be rounded up to the nearest share; (ii) the exercise price per share of Granite State Common Stock shall be equal to the exercise price per share of Primary Bank Common Stock of such Primary Bank Stock Option, divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent; and (iii) that the holder of all Primary Bank Stock Options whose employment or affiliation is terminated as a result of the Merger (except termination of employment for cause) shall have two years from the Closing Date to exercise the Primary Bank Stock Options. It is the intention of the parties that the Primary Bank Options assumed by Granite State qualify following the Effective Date as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended to the extent that the Primary Bank Options qualified as incentive stock options immediately prior to the Effective Date. Promptly following the Effective Date, Granite State shall reserve for issuance such number of shares of Granite State Common Stock as shall be necessary to be issued pursuant to the exercise of the options assumed by Granite State pursuant to this Article 6, and Granite State shall file a registration statement on Form S-8 to register the shares of Granite State Common Stock issuable in connection therewith.

                                  ARTICLE 7.
                                   CAPITAL

     The shares of capital stock of Granite Bank issued and outstanding immediately prior to the Effective Date shall be the shares of the Surviving Bank issued and outstanding on the Effective Date.

                                  ARTICLE 8.
                     CANCELLATION OF PRIMARY BANK STOCK

     Each share of Primary Bank capital stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger, be canceled on the Effective Date, and no cash, stock or other property shall be delivered in exchange therefor.

                                  ARTICLE 9.
                        EFFECTIVE DATE OF THE MERGER

     Certificates or articles of merger evidencing the transactions contemplated herein shall be delivered to the New Hampshire Secretary of State in accordance with applicable New Hampshire law. The Bank Merger shall be effective at the time and on the date specified in such certificates or articles of merger (such date and time being herein referred to as the "Effective Date").

                                 ARTICLE 10.
                            CONDITIONS PRECEDENT

     The obligations of Primary Bank and Granite Bank to effect the Bank Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

                                 ARTICLE 11.
                                 TERMINATION

     Anything contained in this Plan of Merger to the contrary notwithstanding, this Plan of Merger shall be terminated and the Bank Merger abandoned as provided in the Reorganization Agreement.

                                 ARTICLE 12.
                                MISCELLANEOUS

     12.1. This Plan of Merger may be amended or supplemented at any time prior to the Effective Date by mutual agreement of the parties hereto. Any such amendment or supplement must be in writing and approved by the parties' respective Boards of Directors and/or by officers authorized thereby.

     12.2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     12.3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

     12.4. This Plan of Merger shall be governed by and construed in accordance with the laws of New Hampshire applicable to the internal affairs of Primary Bank and Granite Bank.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                              PRIMARY BANK


                              By:  /s/ Christopher J. Flynn
                                   ------------------------
                                   Christopher J. Flynn
                                   President and Chief Executive Officer



                              GRANITE BANK


                              By:  /s/ Charles W. Smith
                                   --------------------
                                   Charles W. Smith
                                   President and Chief Executive Officer



JOINED IN BY:

GRANITE STATE BANKSHARES, INC.


By:  /s/ Charles W. Smith
     --------------------
     Charles W. Smith
     President and Chief Executive Officer


                                                                    EXHIBIT 1


                               April 29, 1997

Granite State Bankshares, Inc.
122 West Street
Keene, New Hampshire 03431-0627

Ladies and Gentlemen:

     Granite State Bankshares, Inc. ("Granite State") and Primary Bank ("Primary Bank") desire to enter into an agreement dated April 29, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Primary Bank will merge with and into Granite Bank with Granite Bank surviving the merger, and (b) shareholders of Primary Bank will receive common stock of Granite State in exchange for common stock of Primary Bank outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

     Granite State has required, as a condition to its execution and delivery to Primary Bank of the Agreement, that the undersigned, being directors, executive officers and major shareholders of Primary Bank, execute and deliver to Granite State this Letter Agreement.

     Each of the undersigned, in order to induce Granite State to execute and deliver to Primary Bank the Agreement, hereby irrevocably:

     (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Primary Bank called to vote for approval of the Merger so that all shares of common stock of Primary Bank then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Primary Bank), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Primary Bank;

     (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Primary Bank, to approve or adopt the Agreement;

     (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

     (d) Agrees not to sell, transfer or otherwise dispose of any common stock of Primary Bank on or prior to the record date for the meeting of Primary Bank shareholders to vote on the Merger;

     (e) Except as permitted by Section 4.06 of the Agreement, agrees not to solicit, initiate or engage in any negotiations or discussions with any party other than Granite State with respect to any offer, sale, transfer or other disposition of, any shares of common stock of Primary Bank now or hereafter owned by the undersigned;

     (f) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of Granite State received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Granite State common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to Granite State or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that Granite State is under no obligation to register the sale, transfer or other disposition of Granite State common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

     (g) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of Primary Bank or of common stock of Granite State, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of Granite State and Primary Bank have been published within the meaning of Section 201.01 of the SEC's
Codification of Financial Reporting Policies;

     (h) Agrees that Granite State shall not be bound by any attempted sale of any shares of Granite State common stock, and Granite State's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Granite State common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

     (i)  Acknowledges and agrees that the provisions of subparagraphs
(f), (g) and (h) hereof also apply to shares of Granite State common stock received in the Merger (or any shares of Primary Bank common stock or of Granite State common stock, whether or not received in the Merger, for the period referred to in subparagraph (g) above) owned by (i) his or her spouse,
(ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and
(iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

     (j) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of Granite State to be received in the Merger prior to expiration of the time period referred to in subparagraph (g) hereof; and

     (k) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

     The obligations set forth herein shall terminate concurrently with any termination of the Agreement.

                         ____________________________

     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                         ____________________________

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                         ____________________________

     The undersigned intend to be legally bound hereby.


                              Sincerely,


                              -----------------------------------
                              Name


                              -----------------------------------
                              Title




                                                                    EXHIBIT 2


                                April 29, 1997

Primary Bank
35 Main Street
Peterborough, New Hampshire 03458

Ladies and Gentlemen:

     Granite State Bankshares, Inc. ("Granite State") and Primary Bank ("Primary Bank") desire to enter into an agreement dated April 29, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Primary Bank will merge with and into Granite Bank with Granite Bank surviving the merger, and (b) shareholders of Primary Bank will receive common stock of Granite State in exchange for common stock of Primary Bank outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

     Primary Bank has requested, as a condition to its execution and delivery to Granite State of the Agreement, that the undersigned, being directors and executive officers of Granite State, execute and deliver to Primary Bank this Letter Agreement.

     Each of the undersigned, in order to induce Primary Bank to execute and deliver to Granite State the Agreement, hereby irrevocably:

     (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Granite State called to vote for approval of the Merger so that all shares of common stock of Granite State then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Granite State), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Granite State;

     (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Granite State, to approve or adopt the Agreement;

     (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

     (d) Agrees not to sell, transfer or otherwise dispose of any common stock of Granite State on or prior to the record date for the meeting of Granite State shareholders to vote on the Merger;

     (e) Agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of Granite State or of common stock of Primary Bank, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of Granite State and Primary Bank have been published within the meaning of Section 201.01 of the Securities and Exchange
Commission's Codification of Financial Reporting Policies; and

     (f) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

     The obligations set forth herein shall terminate concurrently with any termination of the Agreement.

                         ____________________________

     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                         ____________________________

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                         ____________________________

     The undersigned intend to be legally bound hereby.


                              Sincerely,


                              ----------------------------------
                              Name


                              ----------------------------------
                              Title




                                                                    EXHIBIT 3

                            STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated April 29, 1997, between
Primary Bank, a New Hampshire savings bank ("Issuer") and Granite State Bankshares, Inc., a New Hampshire corporation ("Grantee"). Capitalized terms used herein without definition have the meanings specified in the Reorganization Agreement (as hereinafter defined).

                            W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization dated April 29, 1997 (the "Reorganization
Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

     WHEREAS, as a condition to Grantee's entering into the Reorganization Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 269,088 fully paid and nonassessable shares of its common stock, par value $0.01 per share ("Common Stock"), at a price of $22.75 per share
(such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Reorganization
Agreement) at a price less than $22.75 per share, such Option Price shall be equal to such lesser price. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement or the Reorganization Agreement ), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 12.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Reorganization Agreement.

     (c) In the event that Primary Bank enters into an agreement as to a Superior Acquisition Proposal (as defined in Section 6.01(c) of the Reorganization Agreement), the total number of shares of Primary Bank
Common Stock issuable pursuant to Section 1(a) above shall be reduced so that the aggregate dollar value of the difference between (x) the aggregate Option Price to be paid by Granite State, and (x) the aggregate Applicable Price (as defined in Section 8(c) hereof), shall not exceed $2.5 million.

     2. (a) The holder or holders of the Option (including Grantee or any subsequent transferee(s)) (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 180 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination
Event: (i) the Company Merger Effective Time (as defined in the Reorganization Agreement); (ii) termination of the Reorganization Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of twelve months after termination of the Reorganization Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections
     3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act")) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 25% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

          (ii) (A) Any person other than Grantee, or any Grantee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity (collectively, "Excluded Persons"), alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) or (B) any group (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which only Excluded Persons are members, shall have been formed that beneficially owns 25% or more of the shares of Common Stock then outstanding;

          (iii) The Board of Directors of Issuer shall have failed to recommend to its stockholders the adoption of the Reorganization Agreement or shall have withdrawn, modified or changed its recommendation in a manner adverse to Grantee;

          (iv) After a proposal is made by a third party (other than an Excluded Person) to Issuer to engage in an Acquisition Transaction, Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Reorganization Agreement and such breach (x) would entitle Grantee to terminate the Reorganization Agreement pursuant to Section
     6.01(b) therein (without regard to any grace period provided for therein) and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (v) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any federal or state bank regulatory authority ("Regulatory
     Authority"), for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person other than an Excluded Person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of subsection (b) of this Section 2.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice
Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of any Regulatory Authority is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At each closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section
18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the any Regulatory Authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, in the event of any change in Common
Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Common
Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that the Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     6. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common
Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power with respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

          (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, or (iii) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute
     Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Common
     Stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 12.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

     (f)  Issuer shall not enter into any transaction described in subsection
(a) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     7.   The 180-day period for exercise of certain rights under Section
2 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     8. Repurchase at the Option of Holder. (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

          (i) the aggregate Option Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Sections 1 and 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Sections 1 and 5) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

          (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any federal or state regulatory authority is required in connection with the payment of all or any portion of the Section 8
Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any federal or state regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any federal or state regulatory authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such regulatory authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 2(a).

          (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Common Stock received by holders of Common Stock in connection with any merger or other business combination transaction described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii), or (iii) the highest closing bid price per share of Issuer Common Stock quoted on the Nasdaq National Market System (or if Issuer Common Stock is not quoted on the Nasdaq National Market System, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of Common Stock outstanding at the time of such sale.
If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

          (d) As used herein, "Repurchase Event" shall occur if, prior to an Exercise Termination Event, (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii) shall have occurred.


     9.   Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and, except for the approval by the requisite vote of the Primary Bank shareholders, no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. Subject to the approval of the requisite vote of the Primary Bank shareholders and the receipt of the required approvals from the Regulatory Authorities described in Section 3.04 of the Reorganization Agreement (and assuming the sue authorization, execution and delivery by both Granite State and Granite Bank, this Agreement is the valid and legally binding obligation of Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     (c) Issuer has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (I) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its or any of its subsidiaries' articles of agreement, certificate of incorporation, charter or bylaws restricting or limiting stock ownership of the voting rights of stockholders.

     (d) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its articles of agreement or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause (ii), upon receipt of approvals from Regulatory Authorities referred to in Section 3.04 of the Reorganization Agreement, give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect, except for such violations, conflicts, breaches or defaults under clause (i) or (ii) above which would not, either individually or in the aggregate, have a Material Adverse Effect on Primary Bank and its Subsidiaries taken as a whole.

     10.  Grantee hereby represents and warrants to Issuer that:

     (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

     11. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except (i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees.

     12. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     13. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Reorganization Agreement), then in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. A Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) of the Holder and any person that is the beneficial owner of 20% or more of the voting power of the Holder.

     14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     20. Except as otherwise expressly provided herein, or in the Reorganization Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and, as permitted herein, assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Reorganization Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers, all as of the date first above written.



                              PRIMARY BANK



                              BY:  /s/ Christopher J. Flynn
                                   ------------------------
                                   Christopher J. Flynn
                                   President and Chief Executive
                                   Officer



                              GRANITE STATE BANKSHARES, INC.



                              BY:  /s/ Charles W. Smith
                                   --------------------
                                   Charles W. Smith
                                   President and Chief Executive
                                   Officer



                                                                    EXHIBIT 4

                    FORM OF OPINION OF COUNSEL TO GRANITE STATE


     Primary Bank shall have received from counsel to Granite State, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

     (a) Granite State and Granite Bank have full corporate power to carry out the transactions contemplated in the Agreement and the Plan of Merger, respectively. The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Granite State and Granite Bank, and the Agreement and the Plan constitute valid and legally binding obligations of Granite State and Granite Bank, respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement or the Plan, nor compliance by Granite State and Granite Bank with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of agreement or bylaws of Granite State or the articles of agreement or bylaws of Granite Bank, or, (B) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Granite State or Granite Bank is a party; or (ii) based on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of Granite State or Granite Bank, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement or the Plan; or (iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or New Hampshire statute, rule or regulation applicable to Granite State or Granite Bank.

     (b) Granite Bank is a validly existing bank organized and in good standing under the laws of the State of New Hampshire. The deposits of Granite Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

     (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Granite State or Granite Bank is a party which would, if determined adversely to Granite State or Granite Bank, have a material adverse effect on the financial condition or results of operation of Granite State and Granite Bank taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

     (d) No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body is required for the consummation by Granite State or Granite Bank of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained.

     (e) Upon the filing and effectiveness of the filings with the appropriate New Hampshire authorities in accordance with the Agreement and the Plan, the mergers of Granite State and Primary Bank and of Granite Bank and Primary Bank contemplated by the Agreement and the Plan, respectively, will have been effected in compliance with all applicable federal and New Hampshire laws and regulations in all material respects.

     (f) The shares of Granite State Common Stock to be issued in connection with the merger of Primary Bank and Granite State contemplated by the Agreement have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

     (g) On the sole basis of such counsel's participation in conferences with officers and employees of Granite State in connection with the Proxy Statement/Prospectus, and without other independent investigation or inquiry, such counsel has no reason to believe that the Proxy Statement/Prospectus, including any amendments or supplements thereto
(except for the financial information, financial schedules and other financial or statistical data contained therein and except for any information supplied by Primary Bank for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof, contained any untrue statement of a material fact with respect to Granite State or omitted to state any material fact with respect to Granite State necessary to make any statement therein with respect to Granite State, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such opinion, that such counsel has not independently verified and does not assume the responsibility for the accuracy, completeness or fairness of any information or statements contained in the Proxy Statement/Prospectus, except with respect to identified statements of law or regulations or legal conclusions relating to Granite State or the transactions contemplated in the Agreement and the Plan.


                                                                    EXHIBIT 5

           FORM OF TAX OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK

     Granite State and Primary Bank shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick substantially to the effect that, under the provisions of the IRC:

     1. Provided the Merger qualifies as a statutory merger under applicable law, the transfer by Primary Bank of all of its assets to Granite Bank in exchange for Granite State Common Stock (including fractional share interests) and the assumption by Granite Bank of all of Primary
Bank's liabilities will constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the IRC, by application of Section 368(a)(2)(D) of the IRC.

     2. Primary Bank, Granite State and Granite Bank will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

     3. Neither Primary Bank nor Granite Bank will recognize any gain or loss upon the transfer of Primary Bank's assets to Granite Bank in exchange solely for Granite State Common Stock (including fractional share interests) and the assumption by Granite State of the liabilities of Primary Bank.

     4.   The basis of the Primary Bank assets in the hands of Granite
Bank will be in the same as the basis of such assets in the hands of Primary Bank immediately prior to the Merger.

     5. The holding period of the assets of Primary Bank in the hands of Granite Bank will include the period during which the assets were held by Primary Bank.

     6. No gain or loss will be recognized by the shareholders of Primary Bank on the receipt of Granite State Common Stock (including fractional share interests) solely in exchange for their shares of Primary Bank Common Stock.

     7. The basis of the Granite State Common Stock (including fractional share interests) to be received by the Primary Bank shareholders in the Merger will be the same as the basis of the Primary Bank Common Stock surrendered in exchange therefor.

     8. The basis of the Granite Bank common stock to be held by Granite State after the Merger will equal the basis of such stock immediately before the Merger, increased by the net basis of Primary Bank in the property acquired from it by Granite Bank.

     9.   The holding period of the Granite State Common Stock
(including fractional share interests) to be received by the Primary Bank shareholders in the Merger will include the period during which the Primary Bank shareholders held their Primary Bank Common Stock, provided the shares of Primary Bank Common Stock are held as a capital asset on the Effective Date.

     10. The payment of cash in lieu of fractional share interests of Granite State Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by Granite State. Such cash payments will be treated as having been received as distribution in full payment in exchange for the fractional share interests redeemed, as provided in Section 302(a) of the IRC.

     11.  As provided in Section 381(c)(2) of the IRC and related
Treasury regulations, Granite Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Primary Bank as of the Effective Date. Any deficit in the earnings and profits of Granite Bank or Primary Bank will be used only to offset the earnings and profits accumulated after the Merger.

     12. Pursuant to Section 381(a) of the IRC and related Treasury regulations, Granite Bank will succeed to and take into account the items of Primary Bank described in Section 381(c) of the IRC. Such items will be taken into account by Granite State subject to the conditions and limitations of Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.


                                                                    EXHIBIT 6

                   FORM OF OPINION OF COUNSEL TO PRIMARY BANK


     Granite State shall have received from counsel to Primary Bank, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

     (a) Primary Bank has full corporate power to carry out the transactions contemplated in the Agreement and the Plan of Merger, respectively. The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Primary Bank. Subject to the receipt of the requisite vote of Primary Bank shareholders and the receipt of approvals from the Regulatory Authorities referred to in Section 3.04 of the Agreement (and assuming the due authorization, execution and delivery by Granite State and Granite
Bank), the Agreement and the Plan constitute a valid and legally binding obligation, in accordance with their respective terms, of Primary Bank, except as may be subject to the conservatorship or receivership provisions of the FDIA, or the insolvency and similar laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be subject, as to enforceability, to general principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement and the Plan, nor compliance by Primary Bank with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of agreement or bylaws of Primary Bank, or (B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Primary Bank is a party; or (ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of Primary
Bank, except such material lien, instrument or obligation that has been disclosed to Granite State pursuant to the Agreement and the Plan, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to Primary Bank.

     (b) Primary Bank is a validly existing guaranty (stock) savings bank organized and in good standing under the laws of the State of New
Hampshire. The deposits of Primary Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

     (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Primary Bank is a party which would, if determined adversely to Primary Bank, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of Primary Bank or the Primary Bank Subsidiaries taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

     (d) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or of any third party, is required for the consummation by Primary Bank of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained or waived by Granite State.

     (e) On the sole basis of such counsel's participation in conferences with officers and employees of Primary Bank in connection with the preparation of the Prospectus/Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, financial schedules and other financial or statistical data contained therein and except for any information supplied by Granite State for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of Primary Bank to approve the merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such opinion, that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to Primary Bank or the transactions contemplated in the Agreement and the Plan.